Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

of

RESIDEO TECHNOLOGIES, INC.

dated as of June 14, 2024

(k)	Enforcement	24
(l)	Titles and Subtitles	24
(m)	No Recourse	24
(n)	Limitations on Subsequent Registration Rights	25
(o)	Counterparts; Facsimile Signatures	25

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of June 14, 2024, by and among Resideo Technologies, Inc., a Delaware corporation (the “Company”), CD&R Channel Holdings, L.P., a Cayman Islands exempted limited partnership (“CD&R Investor”), and any Person who becomes a party hereto pursuant to Section 8(d) (each such party and CD&R Investor, a “CD&R Stockholder” and collectively, the “CD&R Stockholders”). Capitalized terms used herein shall have the meaning assigned to such terms in the text of this Agreement or in Section 1.

WHEREAS, on or prior to the date hereof, the Company has adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”) in order to create a series of preferred stock, par value $0.001 per share, designated as Series A Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”);

WHEREAS, pursuant to the Investment Agreement, dated as of April 14, 2024, by and among the Company, CD&R Investor and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Section 4.10 thereof) (as such agreement may be amended from time to time, the “Investment Agreement”), CD&R Investor acquired from the Company, and the Company issued to CD&R Investor, an aggregate of 500,000 shares of Preferred Stock;

WHEREAS, pursuant to the Certificate of Designations, the Preferred Stock may be converted into a certain number of shares of Common Stock, on the terms and subject to certain conditions specified in the Certificate of Designations; and

WHEREAS, the Company desires to provide to the CD&R Stockholders rights to registration under the Securities Act of Registrable Securities, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1. Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such person.

“Agreement” has the meaning given to such term in the Preamble.

“Automatic Shelf Registration Statement” has the meaning given to such term in Section 2(d).

“Block Sale” means the sale of shares of Common Stock to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“CD&R Investor” has the meaning given to such term in the Preamble.

“CD&R Stockholders” has the meaning given to such term in the Preamble.

“Certificate of Designations” has the meaning given to such term in the Recitals.

“Closing” means the closing of the transactions contemplated by the Investment Agreement.

“Closing Date” means the date on which the Closing occurs.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, including any shares of capital stock into which the Common Stock may be converted (as a result of recapitalization, share exchange or similar event) or are issued including with respect to any stock split or stock dividend, or a successor security.

“Company” has the meaning given to such term in the Preamble.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning given to such term in Section 5(a).

“Demand Registration” has the meaning given to such term in Section 2(e).

“Demand Request” has the meaning defined in Section 2(e).

“Effective Period” has the meaning given to such term in Section 2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” has the meaning given to such term in Section 4(a).

“Holdback Period” means, with respect to any Underwritten Offering, 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) and during the 10 days before, the effective date of the related Registration Statement or, in the case of an underwritten takedown from a Shelf Registration Statement, 90 days after (or such shorter period as may be agreed to by the managing underwriter(s) for such offering) the date of the

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Prospectus supplement filed with the SEC in connection with such takedown and during such prior period (not to exceed 10 days) as the Company has given reasonable written notice to the CD&R Stockholders holding Registrable Securities.

“including” means “including without limitation.”

“Indemnified Party” has the meaning given to such term in Section 5(c).

“Indemnifying Party” has the meaning given to such term in Section 5(c).

“Investment Agreement” has the meaning given to such term in the Recitals.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the date that is twenty-four (24) months after the Closing Date; provided that any provisions of this Agreement that limit the CD&R Stockholders’ rights to request registrations or otherwise during the Lock-Up Period shall not apply during the Lock-Up Period with respect to any Registrable Securities (and the CD&R Stockholders shall have all rights pursuant to this Agreement without application of the Lock-Up Period with respect to such Registrable Securities) if a transfer of such Registrable Securities is permitted pursuant to Section 4.7 of the Investment Agreement.

“Losses” has the meaning given to such term in Section 5(a).

“Marketed Underwritten Offering” means (i) an Underwritten Offering pursuant to a Demand Registration or (ii) a Marketed Underwritten Shelf Offering.

“Marketed Underwritten Shelf Offering” has the meaning given to such term in Section 2(b).

“Other Stockholders” shall mean Persons who by virtue of agreements with the Company (other than this Agreement) are entitled to include their securities in any registration of the offer or sale of securities pursuant to the Securities Act. Any references herein to “Registrable Securities” in respect of Other Stockholders shall refer to the corresponding defined term for “registrable securities” in their respective registration rights agreement(s) with the Company.

“Permitted Rights Transferee” means, for the purposes of this Agreement, any Person to whom CD&R Investor transfers shares of Preferred Stock or Common Stock in accordance with Section 4.7 of the Investment Agreement.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or any department or agency thereof or any other entity.

“Piggyback Registration” has the meaning given to such term in Section 3(a).

“Piggybacking Holder” has the meaning given to such term in Section 2(h)(iii).

“Preferred Stock” has the meaning given to such term in the Recitals.

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“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, relating to Registrable Securities, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Registration Expenses” has the meaning given to such term in Section 6.

“Registrable Securities” means, as of any date of determination, (a)(i) any shares of Common Stock held by a CD&R Stockholder and (ii) any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon as permitted under the terms of the Certificate of Designations) held by a CD&R Stockholder and (b) any equity securities or other equity interests issued or issuable, directly or indirectly, with respect to the shares of Common Stock described in clause (a) by way of conversion or exchange thereof or stock dividends, stock splits or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are disposed of pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold to the public pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act) or (iii) they shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, Free Writing Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 145” means Rule 145 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting and brokerage discounts, selling commissions, transfer taxes, if any; provided that, for the avoidance of doubt, Selling Expenses shall not include any fees and disbursements of any counsel retained by any underwriter in connection with any such sales.

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“Shelf Registration Statement” has the meaning given to such term in Section 2(a).

“Shelf Takedown” has the meaning given to such term in Section 2(b).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Underwritten Offering” means an offering registered under the Securities Act in which securities of the Company are sold to one or more underwriters for reoffering to the public.

“WKSI” has the meaning given to such term in Section 2(d).

2. Registration Rights.

(a) Shelf Registration. Promptly upon the Closing, but in no event later than forty (40) calendar days following the Closing Date, the Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration constituting a “shelf” registration statement providing for the registration of, and the sale by the CD&R Stockholders on a continuous or delayed basis of, all of the Registrable Securities, pursuant to Rule 415 or otherwise (a “Shelf Registration Statement”).

(b) Shelf Takedowns. Subject to the provisions of Section 2(c) hereof, the CD&R Stockholders shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell such Registrable Securities held by them as are then registered pursuant to a Shelf Registration Statement (each, a “Shelf Takedown”). Subject to the following sentence, the number of Shelf Takedowns that the CD&R Stockholders may effect pursuant to this Section 2(b) shall not be limited. The number of Underwritten Offerings that may be effected hereunder shall be limited to a total of six (6) Underwritten Offerings and the Company shall not be required to facilitate an Underwritten Offering where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (any such Underwritten Offering, a “Marketed Underwritten Shelf Offering”) unless the aggregate gross proceeds from such offering are reasonably expected to be at least the lesser of (x) seventy-five million dollars ($75,000,000) and (y) the aggregate gross proceeds from such offering assuming all of the remaining number of Registrable Securities held by the CD&R Stockholders are sold. Any such Shelf Takedown may be made in the United States by and pursuant to any method or combination of methods legally available to the CD&R Stockholders (including an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, Block Sales, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the CD&R Stockholders participating in such Shelf Takedown.

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(c) Cooperation with Shelf Takedowns. Upon receipt of prior written notice by the CD&R Stockholders that they intend to effect a Shelf Takedown, subject to Section 2(i), the Company shall use its reasonable best efforts to cooperate in such Shelf Takedown, whether or not such Shelf Takedown constitutes an Underwritten Offering, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by the CD&R Stockholders for so long as any CD&R Stockholders hold Registrable Securities; provided that the Company shall not be obligated to cooperate in an Underwritten Offering to be effected by means of a Block Sale if notice of such Underwritten Offering has not been delivered to the Company at least three (3) Business Days prior to the intended launch of such Block Sale.

(d) Automatic Shelf Registration Statements. To the extent the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company shall use its reasonable best efforts to remain a WKSI (and not to become an ineligible issuer (as defined in Rule 405)) during the period during which any Automatic Shelf Registration Statement is effective. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement or, if the Company is not eligible at such time to file a Shelf Registration Statement, a Registration Statement on Form S-1; have such Registration Statement declared effective by the SEC; and keep such Registration Statement effective during the period during which such Shelf Registration Statement or Registration Statement on Form S-1 is required to be kept effective in accordance with Section 2(g) hereof.

(e) Demand Rights. After the expiration of the Lock-Up Period, in the event the Company ceases to be eligible to register Registrable Securities on Form S-3 or has failed to perform its obligations under Section 2(a), the CD&R Stockholders shall have the right to require the Company to file a registration statement under the Securities Act in respect of all or a portion of Registrable Securities owned by the CD&R Stockholders, which may, for the avoidance of doubt, include an Underwritten Offering (so long as such request covers at least $25,000,000 worth of the then current value of shares of Common Stock (including, for purposes of such determination, any shares of Common Stock issuable upon conversion of shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon as permitted under the terms of the Certificate of Designations))), by delivering to the Company written notice stating that such right is being exercised, specifying the number of Registrable Securities owned by the CD&R Stockholders to be included in such registration, and describing the intended method of distribution thereof (each, a “Demand Request” and any registration effected pursuant thereto, a “Demand

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Registration”). Notwithstanding the foregoing, the Company shall not be required to file any Registration Statement pursuant to a Demand Request within 90 days after the effective date of a previous Demand Registration or any previous Registration Statement in which the holders of Registrable Securities were given piggyback rights pursuant to Section 3 in which there was no reduction in the number of Registrable Securities to be included, and in each case, in which the sale of the Registrable Securities included therein was consummated. The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration in accordance with the intended methods of disposition by the CD&R Stockholders.

(f) Effectiveness of Demand Registration. As promptly as practicable, but in no event later than 20 Business Days after the Company receives a Demand Request pursuant to Section 2(e) hereof, the Company shall file with the SEC and thereafter use its reasonable best efforts to cause to be declared effective promptly a registration statement on the appropriate form (it being agreed that, subject to Section 2(l) hereof, such Registration Statement shall be an Automatic Shelf Registration Statement, if then available to the Company) providing for the registration of such number of Registrable Securities the CD&R Stockholders shall have requested be registered for distribution in accordance with such intended method of distribution; provided, however, no sale shall be made by any CD&R Stockholder pursuant to any Demand Registration prior to the expiration of the Lock-Up Period. The Company shall comply in all material respects with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by any such registration statement in accordance with the intended method or methods of disposition by the CD&R Stockholders.

(g) Continued Effectiveness. The Company shall use its reasonable best efforts to keep (A) any Shelf Registration Statement filed pursuant to this Agreement continuously effective and usable for the resale of the Registrable Securities covered thereby until the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement and (B) any Registration Statement filed pursuant to a Demand Request effective for a period of at least 360 days after the effectiveness thereof or such shorter period during which all Registrable Securities included therein shall have actually been sold (such period, the “Effective Period”); provided, however, that in the event the Company suspends, postpones or delays the filing of a Registration Statement required to be filed pursuant to this Agreement, the Effective Period shall be extended by the duration of each such applicable suspension, postponement or delay.

(h) Priority on Demand Registration or Shelf Takedown. If any of the Registrable Securities registered pursuant to a Demand Request or a Shelf Takedown are to be sold in a Marketed Underwritten Offering, and the managing underwriter(s) advise the CD&R Stockholders that in its good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such Marketed Underwritten Offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), is such as to adversely affect the success of such offering, then there shall be included in such Marketed Underwritten Offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter(s) can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriters require a different allocation:

(i) first, to the CD&R Stockholders requesting such registration pro rata on the basis of the percentage of Registrable Securities owned by each such CD&R Stockholder relative to the number of Registrable Securities owned by all CD&R Stockholders, until with respect to each such CD&R Stockholder, all Registrable Securities requested for registration by such Holders have been included in such registration;

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(ii) second, the securities for which inclusion in such Registration Statement was requested by the Company; and

(iii) third, Common Stock requested by other holders of Common Stock (each, a “Piggybacking Holder”) to be included in such Marketed Underwritten Offering, on a pro rata basis or in such other manner as such Piggybacking Holders shall agree.

Notwithstanding the foregoing, no securities other than Registrable Securities held by the CD&R Stockholders shall be eligible for inclusion in the total number or dollar amount of Registrable Securities proposed to be sold in any Block Sale effected pursuant to Section 2(b) or Section 2(e) of this Agreement.

(i) Postponements in Requested Registrations. If the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, filed hereunder, including any proposed Underwritten Offering thereunder, (i) would require the Company, under applicable securities laws or other laws, to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Company (after consultation with external legal counsel) (a) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, and (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or (ii) would reasonably be expected to adversely affect in any material respect the Company or its business or the Company’s ability to effect a bona fide material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such action to the CD&R Stockholders participating in such registration, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement; provided that the Company shall not be permitted to do so (x) more than once in any 6-month period or (y) for any single period of time in excess of 90 days, or for periods exceeding, in the aggregate, 120 days during any 12-month period. In the event that the Company exercises its rights under the preceding sentence, such CD&R Stockholders agree to suspend, promptly upon receipt of the notice referred to above, the use of any Prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If the Company so postpones the filing of a Prospectus or the effectiveness of a Registration Statement, the demanding CD&R Stockholder shall be entitled to withdraw such request. The Company shall promptly give the CD&R Stockholders requesting registration thereof pursuant to this Section 2 written notice of any postponement made in accordance with the preceding sentence.

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(j) Registration Expenses. The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registrations and offerings pursuant to this Section 2, including any underwritten offering, direct sales to purchasers, sales to or through brokers, dealers or agents, derivative transactions with third parties, sales in connection with short sales and other hedging transactions, that are effectuated pursuant to this Section 2; provided, however, that the CD&R Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(k) Selection of Underwriters. The lead underwriters of any Underwritten Offering effected pursuant to a Demand Registration or a Shelf Takedown shall be selected by the CD&R Stockholders, subject to the consent, not to be unreasonably withheld, of the Company. If the CD&R Stockholders intend that the Registrable Securities requested to be covered by a Demand Registration shall be distributed by means of an Underwritten Offering, the CD&R Stockholders shall so advise the Company in writing. The right of any CD&R Stockholder to participate in an Underwritten Offering pursuant to this Section 2 will be conditioned upon such CD&R Stockholder’s participation in such underwriting and the inclusion of such CD&R Stockholder’s Registrable Securities in the underwriting and each such CD&R Stockholder will (together with the Company and any Piggybacking Holder distributing its securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), provided that (A) no CD&R Stockholder shall be required to sell more than the number of Registrable Securities that such CD&R Stockholder has requested the Company to include in any registration and (B) if any CD&R Stockholder disapproves of the terms of the underwriting, such CD&R Stockholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and, in connection with an Underwritten Offering pursuant to this Section 2, the other CD&R Stockholders, provided, further, that no such Person (other than the Company) shall be required to make any representations or warranties other than (x) those related to the title and ownership of, and power and authority to transfer, Registrable Securities and (y) those related to the accuracy and completeness of statements made in a Registration Statement, Prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Person pertaining exclusively to such CD&R Stockholder. Notwithstanding the foregoing, no CD&R Stockholder shall be required to agree to any indemnification obligations on the part of such CD&R Stockholder that are greater than its obligations pursuant to Section 5.

3. Piggyback Restrictions.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities for its own account, including, but not limited to, pursuant to a Shelf Takedown or an Underwritten Offering (other than (w) pursuant to a registration statement Form S-4 (or similar form that relates to a transaction subject to Rule 145) or in which the Company is offering to exchange its own securities for other securities, (x) a registration pursuant to this Agreement, (y) a registration relating solely to employee benefit plans or any dividend or distribution reinvestment or similar plan, or relating to a registration relating solely to the sale of debt or convertible debt instruments or (z) a “universal” shelf registration statement on Form S-3 (provided, that for the avoidance of doubt, the foregoing clause (z) shall apply only to the filing of a “universal” shelf

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registration statement, but not to any Shelf Takedown or other sales of equity securities thereunder) and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give written notice at least fifteen (15) days before the anticipated filing date to the CD&R Stockholders of its intention to effect such a registration (which notice shall be held in confidence by the CD&R Stockholders until such registration is publicly disclosed) and will include in such registration all Registrable Securities held by the CD&R Stockholders with respect to which the Company has received from the CD&R Stockholder a written request for inclusion therein within ten (10) days after the date of the Company’s notice (a “Piggyback Registration”). If the CD&R Stockholder has made such a written request, it may withdraw its or any Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter(s), if any, on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3 prior to the effectiveness of such registration, whether or not the CD&R Stockholder has elected to include Registrable Securities in such registration, and, except for the obligation to pay Registration Expenses pursuant to Section 3(c), the Company will have no liability to the CD&R Stockholder in connection with such termination or withdrawal.

(b) Underwritten Registration. If the registration referred to in Section 3(a) is proposed to be an Underwritten Offering, the Company will so advise the CD&R Stockholders as a part of the written notice given pursuant to Section 3(a). In such event, the right of any CD&R Stockholder to registration pursuant to this Section 3 will be conditioned upon such CD&R Stockholder’s participation in such underwriting and the inclusion of such CD&R Stockholder’s Registrable Securities in the underwriting, and any CD&R Stockholder that holds Registrable Securities that are to be sold in such offering will (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering by the Company. If the CD&R Stockholder disapproves of the terms of the underwriting, the CD&R Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s).

(c) Piggyback Registration Expenses. The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final; provided, however, that the CD&R Stockholders shall pay all Selling Expenses, if any, with respect to Registrable Securities sold by them.

(d) Priority on Primary Registrations. If a Piggyback Registration relates to a primary Underwritten Offering on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering, the Company will include in such registration or prospectus only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the CD&R Stockholders (and, if applicable, Other Stockholders) on a pro rata basis relative to the total number of Registrable Securities requested to be included therein by such holders, until all Registrable Securities

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requested for registration by such holders have been included in such registration and (iii) third, Common Stock requested by any other persons to be included in the Piggyback Registration, on a pro rata basis relative to the total number of registrable securities requested to be included in the Piggyback Registration by such other requesting persons, or in such other manner as such other requesting persons shall agree.

(e) Priority on Secondary Registrations. If a Piggyback Registration relates to a secondary Underwritten Offering on behalf of any Other Stockholders, and the managing underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company will include in such registration only such number of securities that in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering, which securities shall include Registrable Securities requested to be included therein by the Other Stockholders making demand for such offering, together with any Registrable Securities requested to have been included in such registration by the CD&R Stockholders on a pro rata basis relative to the number of total shares of Registrable Securities requested to be included therein by the CD&R Stockholders.

4. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of such Registrable Securities and shall, as expeditiously as possible:

(a) prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the CD&R Stockholders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA, and, if such Registration Statement is not automatically effective upon filing, use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 (each a “Free Writing Prospectus”)), the Company shall furnish or otherwise make available to the CD&R Stockholders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed (including exhibits thereto), which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus, or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to a Demand Registration to which CD&R Stockholders or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

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(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c) notify each selling CD&R Stockholder of Registrable Securities, its counsel and the managing underwriter(s) of any Underwritten Offering (i) when a Registration Statement, pre-effective amendment to any Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus, Free Writing Prospectus, amendment or supplement thereto, or any document incorporated or deemed to be incorporated therein by reference, as then in effect, untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the selling CD&R Stockholders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

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(e) if requested by the CD&R Stockholders, or, in the case of an Underwritten Offering, the managing underwriter(s) of such Underwritten Offering, promptly include in a Prospectus supplement or post-effective amendment such information as the CD&R Stockholders or such managing underwriter(s), as the case may be, may reasonably request in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of distribution of such securities set forth in the Registration Statement and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f) deliver to each selling CD&R Stockholder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto (including any Free Writing Prospectus) as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling CD&R Stockholders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g) use its reasonable best efforts to register or qualify or cooperate with the selling CD&R Stockholders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such CD&R Stockholders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(g), (ii) subject itself to taxation in any jurisdiction wherein it is not so subject or (iii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(h) cooperate with the selling CD&R Stockholders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each CD&R Stockholder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such CD&R Stockholder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or CD&R Stockholders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within 10 Business Days prior to having to issue the securities;

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(i) upon the occurrence of any event contemplated by Section 4(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of such Registration Statement;

(k) use its reasonable best efforts to cause all shares of Registrable Securities covered by any Registration Statement to be listed on each primary national securities exchange (if any) on which shares of the particular class of Registrable Securities are at that time listed; provided that, for the avoidance of doubt, neither this clause (k) nor any other provision of this Agreement shall prohibit the Company from effecting a merger, sale or other “take-private” transaction (each, a “Take-Private Transaction”) in which all or substantially all of the shares of Common Stock outstanding immediately prior to such transaction (other than “rollover” shares) are converted into or exchanged for the right to receive consideration consisting of cash or other property and, following such transaction, the Common Stock is no longer listed on a national securities exchange nor registered under the Securities Act and/or the Exchange Act;

(l) in the case of any Underwritten Offering in which any CD&R Stockholder participates, enter into an underwriting agreement containing such provisions as are acceptable to the Company, acting reasonably (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities, including adding information requested by the managing underwriters to the Prospectus, and making such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its material subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(m) in the case of any Underwritten Offering in which any CD&R Stockholder participates, (A) make reasonably available, for inspection by the managing underwriters of such Underwritten Offering and one law firm and accounting firm acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or law firm or accounting firm in connection with such offering, (C) make the Company’s independent auditor available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith and to each CD&R Stockholder selling Registrable Securities in such offering (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and (D) cause the Company’s outside

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counsel to furnish customary legal opinions and updates thereof (which legal opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)) to such underwriters and to each CD&R Stockholder selling Registrable Securities in such offering in connection therewith (subject to delivery to outside counsel of each such CD&R Stockholder’s representation that it is knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with an offering of securities registered pursuant to the Securities Act), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; provided, however, that any such records and other information provided under clauses (A) and (B) above that is not generally publicly available shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(n) in the case of any Underwritten Offering in which any CD&R Stockholder participates, cause its management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in such number of “road shows” as the underwriter(s) reasonably request, and in any management diligence meetings or teleconferences as the underwriter(s) or their counsel reasonably request), in each case consistent, to the extent commercially reasonable, with the historical practices of the Company for an underwritten offering by the Company having an aggregate offering size comparable to such Underwritten Offering;

(o) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and

(p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

The Company may require each CD&R Stockholder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request and the Company may exclude from such registration the Registrable Securities of any CD&R Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any CD&R Stockholder covered thereby by name, or otherwise identifies such CD&R Stockholder as the holder of any securities of the Company, without first furnishing or otherwise making available to such CD&R Stockholder a copy of any such amendment or supplement no less than five Business Days prior to the filing of such amendment or supplement (unless and to the extent such amendment or supplement is required by law to be filed earlier) and including all comments reasonably and timely requested by such CD&R Stockholder thereon.

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If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the CD&R Stockholders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the CD&R Stockholders) in order to ensure that the CD&R Stockholders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Each CD&R Stockholder holding Registrable Securities agrees if such CD&R Stockholder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) and 4(c)(vi) hereof, such CD&R Stockholder will promptly discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such CD&R Stockholder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the CD&R Stockholder is required to discontinue disposition of such securities.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each CD&R Stockholder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such CD&R Stockholder and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus, Registration Statement or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the

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Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and relating to any action or inaction in connection with the related offering of Registrable Securities, and will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person relating to such Covered Person or its Affiliates (other than the Company or any of its Subsidiaries), but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein. It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Indemnification by CD&R Stockholder of Registrable Securities. As a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other CD&R Stockholders holding Registrable Securities, the Company, its directors and officers and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company and all other prospective sellers, from and against all Losses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, controlling persons and prospective sellers for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, in each case in reliance upon and in conformity with written information furnished to the Company by such CD&R Stockholder with respect to such CD&R Stockholder for inclusion in such Registration Statement, Prospectus or Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein; provided, however, that the obligations of such CD&R Stockholder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such CD&R Stockholder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such CD&R Stockholder of Registrable Securities shall be limited to the net proceeds received by such selling CD&R Stockholder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the

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commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling CD&R Stockholder holding Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 5(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(e) Non-Exclusivity. The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6. Registration Expenses. All fees and expenses incurred in the performance of or compliance with this Agreement by the Company including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the SEC, all applicable securities exchanges and/or FINRA and (B) of compliance with securities or blue sky laws, including any fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 4(g)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, of an Underwritten Offering, or by the CD&R Stockholders, (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent registered public accounting firms referred to in Section 4(m) hereof (including the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and (vii) fees and disbursements of any counsel retained by any CD&R Stockholder holding Registrable Securities in an aggregate amount not to exceed $100,000 per Marketed Underwritten Shelf Offering or Demand Registration, or $100,000 in the case of the Shelf Registration Statement required to be filed pursuant to Section 2(a). (all such expenses, “Registration Expenses”). In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

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The Company shall not be required to pay (i) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company) or (ii) expenses (other than the Company’s internal expenses) in connection with any offering pursuant to a Demand Request or Shelf Takedown begun pursuant to Section 2, the request of which has been subsequently withdrawn by the demanding CD&R Stockholder unless (x) the withdrawal is based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to such registration request or that the Company had not otherwise notified, in writing, the demanding CD&R Stockholder of at the time of such request or (y) the CD&R Stockholder issuing such Demand Request or requesting such Shelf Takedown, as applicable, has not withdrawn three Demand Requests relating to Underwritten Offerings of a type not covered by the foregoing clauses (iii)(x)(A) or (iii)(x)(B).

7. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports (except as a result of a Take-Private Transaction), it will, upon the request of any of the CD&R Stockholders, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any CD&R Stockholder of Registrable Securities (or, if the Company is not required to file reports as provided above (except as a result of a Take-Private Transaction), any of the CD&R Stockholders) may reasonably request, all to the extent required from time to time to enable such CD&R Stockholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any CD&R Stockholder of Registrable Securities, the Company will deliver to such CD&R Stockholder a written statement as to whether it has complied with such requirements and will, within the limitations of the exemption provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC, instruct the transfer agent to remove the restrictive legend affixed to any Common Stock to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC.

8. Miscellaneous.

(a) Termination. The provisions of this Agreement (other than Section 5) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which the CD&R Stockholders cease to own any Registrable Securities or shares of Preferred Stock and (iii) the dissolution, liquidation or winding up of the Company. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b) Holdback Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each CD&R Stockholder agrees in connection with any Marketed Underwritten Shelf Offering or Marketed Underwritten Offering of the Company’s Common Stock (whether or not such CD&R Stockholder is participating in such transaction) upon the request of the Company and the underwriter(s) managing such Underwritten Offering, not to effect (other than pursuant to such registration) any public sale or distribution of Common Stock,

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including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, or enter into any swap or other arrangement that transfers to another Person any of the economic consequences of ownership of, any Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period.

If any registration pursuant to Section 2 of this Agreement shall be in connection with any Marketed Underwritten Shelf Offering or other Marketed Underwritten Offering where the plan of distribution contemplates a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters, the Company will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms promulgated for similar purposes or (ii) filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(c) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if any such amendment, action or omission to act, has received the written consent of the Company and each of the CD&R Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any CD&R Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the CD&R Stockholder granting such waiver in any other respect or at any other time.

(d) Successors, Assigns and Transferees. This Agreement may not be assigned without the prior written consent of the Company. Notwithstanding the foregoing, (i) the CD&R Investor may assign any of its rights, interests and obligations hereunder to (a) any Affiliate of the CD&R Investor and (b) any Permitted Rights Transferee who acquires at least 25% of the Registrable Securities held by the CD&R Stockholders as of the date hereof, and (ii) in the event of and as a condition to any such assignment, such assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned. The CD&R Stockholders acknowledge that no limited partner of an investment fund managed by Clayton, Dubilier & Rice, LLC or any portfolio company thereof (excluding the Company and its subsidiaries) will be deemed to be a CD&R Stockholder for purposes of this Agreement. Notwithstanding the foregoing, any notice (or Demand Request, as applicable) of a CD&R Stockholder to register Registrable Securities pursuant to a registration statement under the Securities Act pursuant to, and in accordance with, Section 2(b), Section 2(e) or Section 3(a) shall be deemed to include, and the Company shall register (subject to the limitations and conditions otherwise applicable to the CD&R Stockholder), any portion of such Registrable Securities that are transferred to a Permitted Rights Transferee prior to the execution of an underwriting agreement in connection with an Underwritten Offering and the effectiveness of the registration statement, in each other case, provided that the notice (or Demand Request, as applicable)

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described in Section 2(b), Section 2(e) or Section 3(a), as applicable, includes the identity of such Permitted Rights Transferee, the relationship (if any) of such Permitted Rights Transferee with the Company, their beneficial ownership of Common Stock, the Registrable Securities held by such Permitted Rights Transferee to be included in such registration and the intended method of distribution thereof, and any other information reasonably requested by the Company and/or the managing underwriter(s) for inclusion in the applicable Registration Statement, Prospectus, Free Writing Prospectus or any amendment thereof or supplement thereto.

(e) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

If to the Company, to:

Resideo Technologies Inc.

16100 N. 71st Street, Suite 550

Scottsdale, Arizona 85254

E-mail: Jeannine.lane@resideo.com

Attention: Jeannine Lane

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Russell Leaf; Jared Fertman; Tej Prakash

Fax: (212) 728-8111

Email: Rleaf@Willkie.com; JFertman@willkie.com;

TPrakash@Willkie.com

if to a CD&R Stockholder, to:

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue, 18th Floor

New York, NY 10152

Attention: Andrew Campelli

     Michael Pratt

Email:  ACampelli@cdr-inc.com

     mpratt@cdr-inc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Richard J. Campbell, P.C.

     Kyle P. Elder, P.C.

Email:   richard.campbell@kirkland.com

     kyle.elder@kirkland.com

22

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

(f) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(g) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(h) Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede any prior discussions, correspondence, negotiation, proposed term sheet, agreement, understanding or agreement and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement and (ii) except as provided in Section 5 with respect to an Indemnified Party, is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(i) Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(ii) Each party to this Agreement irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district any suit, action or other proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or other proceeding. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any suit, action or other proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

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(iii) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

(l) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each CD&R Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of any CD&R Stockholder or of any Affiliate thereof (in each case other than an assignee pursuant to Section 8(d) that is a Permitted Rights Transferee), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of any CD&R Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any CD&R Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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(n) Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the CD&R Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would give such holder or prospective holder the right to include any securities in any Demand Registration, Shelf Takedown, Underwritten Offering or Piggyback Registration or other registration rights, in each case on terms which are more senior to, conflict with or are otherwise more favorable to such holder or prospective holder (including, for the avoidance of doubt, any such registration rights that adversely impact or dilute the priority rights of the CD&R Stockholders under Section 2(h) with respect to a Demand Request or a Shelf Takedown initiated by the CD&R Stockholders that is a Marketed Underwritten Offering) than the registration rights granted to the CD&R Stockholders hereunder and, if any such terms are pari passu to such rights granted hereunder, the Company shall consult with the CD&R Stockholders prior to entering into any such agreement.

(o) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

RESIDEO TECHNOLOGIES, INC.

By:	/s/ John Heskett
Name:	John Heskett
Title:	VP, Corporate Development and Treasurer

[Signature Page to Registration Rights Agreement]

CD&R CHANNEL HOLDINGS, L.P.

By:	CD&R Investment Associates XII, Ltd.
Its:	General Partner

By:	/s/ Rima Simson
Name:	Rima Simson
Title:	Vice President, Treasurer and Secretary

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock

[attached]

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF RESIDEO TECHNOLOGIES, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Resideo Technologies, Inc., a Delaware corporation (the “Corporation”), by the Certificate of Incorporation, the Board of Directors has by resolution duly provided for the issuance of and created a series of preferred stock of the Corporation, par value $0.001 per share, and in order to fix the designation and amount and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such series of preferred stock, has duly adopted resolutions setting forth such rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of such series of preferred stock as set forth in this Certificate of Designations, Preferences and Rights of Series A Cumulative Convertible Participating Preferred Stock (this “Certificate”).

Section 1. Number of Shares and Designation. 500,000 shares of preferred stock of the Corporation shall constitute a series of preferred stock designated as Series A Cumulative Convertible Participating Preferred Stock (the “Preferred Stock”). Subject to and in accordance with the provisions of Section 11(b), the number of shares of Preferred Stock may be increased (to the extent of the Corporation’s authorized and unissued preferred stock) by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

Section 2. Rank. Each share of Preferred Stock shall rank equally in all respects and shall be subject to the provisions herein. The Preferred Stock shall, with respect to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms does not expressly rank senior to, or on parity with, the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities, including the Common Stock, are collectively referred to herein as “Junior Securities”), (ii) rank junior to each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that by its terms expressly ranks senior to the Preferred Stock as to payment of dividends, redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (all of such equity securities are collectively referred to herein as “Senior Securities”), and (iii) rank on parity with each class or series of equity securities of the Corporation, whether currently issued or issued in the future without violation of this Certificate, that expressly provides that it ranks on parity with the Preferred Stock as to payment of dividends, redemption payments or rights (including as to the distribution of assets) upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as “Parity Securities”). The respective definitions of Junior Securities, Senior Securities and Parity Securities shall also include any securities, rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Senior Securities or Parity Securities, as the case may be.

Section 3. Definitions.

(a) As used herein, the following terms shall have the meanings set forth below or in the section cross-referenced below, as applicable, whether used in the singular or the plural:

“Acceptable Exchanges” means The NASDAQ Global Select Market and NYSE (or either of their respective successors).

“Accrued Dividends” means, as of any date, with respect to any share of Preferred Stock, all dividends that have accrued pursuant to Section 4(a)(ii), whether or not declared, but that have not, as of such date, been paid as Cash Dividends. “Accrued Dividends” shall include Interim Accrued Dividends and Compounded Dividends on such share. For the avoidance of doubt, for all purposes of this Certificate, any Preferred Dividends that accrue in a Payment Period shall be Interim Accrued Dividends prior to the Preferred Dividend Payment Date and, to the extent not paid as Cash Dividends on a Preferred Dividend Payment Date, shall as of such Preferred Dividend Payment Date be Compounded Dividends and added to the Accumulated Amount.

“Accumulated Amount” means, with respect to any share of Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference plus (b) the Compounded Dividends with respect to such share of Preferred Stock as of such date.

“Additional Excess Conversion Shares” means the positive difference (if any) between the number of Excess Conversion Shares determined pursuant to the proviso to the definition of Excess Conversion Shares minus the number of Excess Conversion Shares determined pursuant to the definition of Excess Conversion Shares prior to giving effect to the proviso to such definition.

“Affiliate” has the meaning given to such term in the Investment Agreement.

“As-Converted Common Stock” means at the time of determination (i) the issued and outstanding Common Stock, (ii) shares of Common Stock issuable upon conversion of all issued and outstanding shares of Preferred Stock (including shares of Preferred Stock issued as dividends thereon pursuant to this Certificate), disregarding for this purpose the last sentence of Section 6(a)(i)(B) of this Certificate, and (iii) shares of Common Stock issuable upon the conversion, exchange or settlement of any other issued and outstanding securities or rights of or issued by the Corporation but only to the extent at the time of determination the holder thereof has the right to so convert, exchange or settle such securities or rights.

“Beneficially Own” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of Capital Stock of any Person shall be calculated in accordance with the provisions of such rule, but without taking into account any contractual restrictions or limitations on voting or other rights; provided, however, that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities.

“Board of Directors” means the board of directors of the Corporation or (other than for purposes of Section 12 of this Certificate) any committee thereof duly authorized to act on behalf of such board of directors for the purposes in question.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks are generally required or authorized by Law to be closed in New York City, New York.

“By-laws” means the Amended and Restated By-Laws of the Corporation, as amended from time to time.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“CD&R” shall mean Clayton, Dubilier & Rice, LLC or a successor thereto.

“CD&R Affiliate” shall mean any of CD&R, any private equity fund managed or advised by CD&R or any general partner thereof, or any of their respective Affiliates.

“CD&R Group” shall mean the Purchaser together with its Affiliates, including CD&R Affiliates.

“Certificate” has the meaning set forth in the preamble.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, as amended from time to time.

“Change of Control” means the occurrence, directly or indirectly, of any of the following:

(i) any purchase, merger, acquisition or other transaction or series of related transactions immediately following which any Person or Group (excluding the Investor or its Affiliates or any Group including the Investor or its Affiliates) shall Beneficially Own, directly or indirectly, Voting Stock entitling such Person or Group to exercise more than 50% of the total voting power of all classes of Voting Stock of the Corporation, other than as a result of any such transaction in which (x) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the total voting power of all classes of Voting Stock of the surviving Person or any parent entity thereof immediately after such transaction and (y) the holders of securities that represented 100% of the Voting Stock of the Corporation immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or any parent entity thereof in substantially the same proportion to each other as immediately prior to such transaction;

(ii) any transaction or series of related transactions immediately following which the Persons who Beneficially Own 100% of the Voting Stock of the Corporation immediately prior to such transaction or transactions cease to Beneficially Own more than 50% of the Voting Stock of the Corporation, any successor thereto or any parent entity thereof immediately following such transaction or transactions; or

(iii) (x) the Corporation merges or consolidates with or into any other Person, another Person merges with or into the Corporation, or the Corporation conveys, sells, transfers or leases (including through a division) all or substantially all of the Corporation’s assets to another Person or (y) the Corporation engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case other than any such transaction:

(A) which is effected solely to change the Corporation’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

(B) a sale, lease or transfer to a Subsidiary or a Person that becomes a Subsidiary of the Corporation; or

(C) where the Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such merger or consolidation).

“Change of Control Effective Date” has the meaning set forth in Section 10(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 2.

“Common Stock Dividend Record Date” has the meaning set forth in Section 4(a)(iv).

“Common Stock Liquidity Conditions” will be satisfied if and only if:

(a)

the offer and sale of all shares of Common Stock (including any Excess Conversion Shares) by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Corporation to remain effective and usable, by the Holder to sell all such shares of Common Stock, continuously during the period from, and including, the Conversion Option Date or Redemption Date, as applicable, to, and including, the two (2) year anniversary after the date each such share of Common Stock is issued;

(b)

each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Corporation or an Affiliate of the Corporation, not be evidenced by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws, and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on the Acceptable Exchanges;

(c)

the Corporation has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) for which the applicable or threatened delisting or suspension has not been cured, remediated or otherwise removed;

(d)

the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock pursuant to such Conversion Option, or at the time of such Redemption Notice, would not exceed the number of authorized, but unissued, shares of Common Stock then available to be issued by the Corporation; and

(e)

the Corporation shall have confirmed, in writing, that the Lock-up Period (as defined in the Investment Agreement) shall be deemed to have expired effective upon the consummation of the applicable conversion (including any conversion resulting from the exercise of a Conversion Right following a Redemption Notice); it being understood and for the avoidance of doubt, that the limitations set forth in Section 4.7(b)(2) of the Investment Agreement and the definition of Prohibited Transferee (as defined in the Investment Agreement) shall remain in effect in accordance with their terms.

“Common Stock Trading Price” means, as of any Trading Day, the closing price of a share of Common Stock on such Trading Day (as reported on Bloomberg, based on composite transactions for the NYSE).

“Compounded Dividends” means, with respect to any share of Preferred Stock, as of any date of determination, (a) if a Preferred Dividend Payment Date has occurred since the Issuance Date, the aggregate Accrued Dividends with respect to such share as of the Preferred Dividend Payment Date immediately preceding such date of determination (determined, for the avoidance of doubt, after giving effect to the payment of Cash Dividends, if any, on such immediately preceding Preferred Dividend Payment Date) or (b) if no Preferred Dividend Payment Date has occurred since the Issuance Date of such share, zero.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Conversion Date” has the meaning set forth in Section 6(b)(iii).

“Conversion Notice” has the meaning set forth in Section 6(b)(i).

“Conversion Option” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Date” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Option Measurement Period” has the meaning set forth in Section 6(a)(i)(A).

“Conversion Price” means, as of any date, the Initial Conversion Price, as adjusted pursuant to Section 9.

“Conversion Right” has the meaning set forth in Section 6(a)(i)(B).

“Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

“Corporation” has the meaning set forth in the preamble.

“Debt Financing Documents” means the (i) Indenture, dated as of August 26, 2021, among Resideo Funding, Inc., the Corporation, the other guarantors named therein, and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated April 1, 2022, Second Supplemental Indenture, dated May 19, 2022, Third Supplemental Indenture, dated September 26, 2022 and Fourth Supplemental Indenture, dated April 11, 2023, (ii) Amendment and Restatement Agreement, dated as of February 12, 2021, by and among the Corporation, Resideo Holding Inc., Resideo Intermediate Holding Inc., Resideo Funding Inc., certain other subsidiaries of the Corporation, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of March 28, 2022, Second Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2023; and (iii) Indemnification and Reimbursement Agreement, dated October 14, 2018, between Honeywell International Inc. and New HAPI Inc. (and subsequently assigned to the Corporation), as amended by that certain First Amendment to Indemnification and Reimbursement, dated as of April 21, 2021, Second Amendment to Indemnification and Reimbursement, dated as of July 28, 2020, Third Amendment to Indemnification and Reimbursement, dated as of November 16, 2020, Fourth Amendment to Indemnification and Reimbursement, dated as of February 12, 2021, Fifth Amendment to Indemnification and Reimbursement, dated as of April 14, 2024.

“DGCL” has the meaning set forth in the preamble.

“Dividend Payment Record Date” has the meaning set forth in Section 4(a)(iv).

“Dividend Rate” means 7.00% per annum; provided that, upon the occurrence and during the continuation of a Triggering Event, the Dividend Rate shall be increased to 10.00% per annum (the “Noncompliance Additional Rate”) in accordance with Section 4(b).

“Ex-Date” means, with respect to an issuance, dividend or distribution on shares of Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange).

“Excess Conversion Shares” means, prior to receipt of any Requisite Stockholder Approval, in connection with any conversion of shares of Preferred Stock (disregarding for this purpose the last sentence of Section 6(a)(i)(B)), that number of shares (and only that number of shares) of Common Stock (if any) that would result in the Holder thereof, when taken together with all other shares of Common Stock Beneficially Owned by such Holder as of the time of such conversion, Beneficially Owning Voting Stock of the Corporation exceeding 19.9% of the Stockholder Voting Power; provided that if the calculation of Excess Conversion Shares determined prior to giving effect to this proviso would allow for a conversion of the Preferred Stock into a number of shares of Common Stock that exceeds the maximum number of shares of Common Stock that may then be issued in such conversion of Preferred Stock in accordance with the listing requirements and policies of NYSE absent the receipt of the Requisite Stockholder Approval, the “Excess Conversion Shares” shall instead be that number of shares (and only that number of shares) of Common Stock (if any) that would, in connection with any conversion of all shares of Preferred Stock and disregarding for this purpose the last sentence of Section 6(a)(i)(B), result in a violation of the listing requirements and policies of NYSE absent the receipt of the Requisite Stockholder Approval.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Property” has the meaning set forth in Section 7(a).

“Exempted Securities” has the meaning given to such term in the Investment Agreement.

“Group” means any “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“Holder” means, at any time, any Person in whose name shares of Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of such shares of Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

“Implied Quarterly Dividend Amount” means, with respect to any share of Preferred Stock, as of any date, the product of (a) the Accumulated Amount of such share on the first day of the applicable Payment Period (or in the case of the first Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one-fourth of the Dividend Rate applicable on such date; provided that if the Dividend Rate adjusts in accordance with the definition thereof, clause (b) of this definition shall be appropriately adjusted to reflect such adjusted Dividend Rate.

“Initial Conversion Price” means $26.92 per share of Common Stock.

“Interim Accrued Dividends” means with respect to any share of Preferred Stock outstanding during a Payment Period with respect to which the Preferred Dividend Payment Date has not yet occurred, the aggregate Preferred Dividends that have accrued on such share of Preferred Stock as of the date of determination.

“Investment Agreement” means that certain Investment Agreement, dated as of April 14, 2024, by and among the Corporation, the Purchaser, and Clayton, Dubilier & Rice Fund XII, L.P. (solely for purposes of Sections 4.10 thereof), as amended by that certain Amendment No. 1 to Investment Agreement, dated as of June 14, 2024, and as the same may be further amended from time to time in accordance with its terms.

“Investor” means, collectively, one or more CD&R Affiliates (as defined in the Investment Agreement) who acquire shares of Preferred Stock pursuant to the Investment Agreement.

“Issuance Date” means, with respect to a share of Preferred Stock, the date of issuance of such share of Preferred Stock.

“Junior Securities” has the meaning set forth in Section 2.

“Law” has the meaning set forth in the Investment Agreement.

“Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, including any reorganization or liquidation of the Corporation pursuant to applicable federal, state or local bankruptcy or insolvency law.

“Liquidation Preference” means, with respect to each share of Preferred Stock, $1,000.00 per share, as appropriately adjusted for any stock split, stock division or stock combination affecting the Preferred Stock.

“Majority Vote” means the vote or written consent of holders of outstanding shares of Preferred Stock, voting as a separate class on an as-converted basis, representing a majority of the aggregate Accumulated Amount on all outstanding shares of Preferred Stock.

“Market Price” means, with respect to any particular security on any particular date, (i) if such security is listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the volume weighted average price per share (as reported on Bloomberg based, in the case of a listed security, on composite transactions for the principal U.S. national or regional securities exchange on which such security is listed or quoted) of such security for the period of ten (10) consecutive Trading Days preceding the date of determination (or for any other period specified for this purpose in the applicable provision of this Certificate), or (ii) if such security is not listed or quoted on a principal U.S. national or regional securities exchange or traded on an over-the-counter market, the fair market value of such security on the date of determination, as determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors and (y) been consented to by Majority Vote.

“NYSE” means the New York Stock Exchange (or its successor).

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Original Issuance Date” means the date of closing pursuant to the Investment Agreement.

“Parity Securities” has the meaning set forth in Section 2.

“Participating Dividends” has the meaning set forth in Section 4(a)(i).

“Payment Period” means, with respect to a share of Preferred Stock, the period beginning on the day after the preceding Preferred Dividend Payment Date (or if no Preferred Dividend Payment Date has occurred since the Issuance Date of such share of Preferred Stock, the day that would have been the day after the preceding Preferred Dividend Payment Date had the Issuance Date with respect to such share of Preferred Stock occurred prior to such date) to and including the next Preferred Dividend Payment Date.

“Person” means an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Preferred Dividend Payment Date” means, with respect to any share of Preferred Stock, January 15, April 15, July 15 and October 15 of each year (each, a “Quarterly Date”), commencing on the first Quarterly Date immediately following the Issuance Date; provided, that if any such Quarterly Date is not a Business Day then the “Preferred Dividend Payment Date” shall be the next Business Day immediately following such Quarterly Date.

“Preferred Dividends” has the meaning set forth in Section 4(a)(ii).

“Preferred Stock” has the meaning set forth in Section 1.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof (other than, if applicable, the Investor or any of its Affiliates) pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or pursuant to any other offer available to substantially all holders of Common Stock, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including shares of capital stock, other securities or evidences of indebtedness of a Subsidiary of the Corporation), or any combination thereof, effected while any shares of Preferred Stock are outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Corporation or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act. The “Effective Date” of a Pro Rata Repurchase means the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Purchased Shares” has the meaning set forth in Section 9(a)(iv).

“Purchaser” has the meaning given to such term in the Investment Agreement.

“Purchaser Parties” has the meaning given to such term in the Investment Agreement.

“Redemption Date” has the meaning set forth in Section 10(a).

“Redemption Notice” has the meaning set forth in Section 10(a).

“Redemption Price” has the meaning set forth in Section 10(a).

“Register” means the securities register maintained in respect of the Preferred Stock by the Corporation, or to the extent the Corporation has engaged a transfer agent, such transfer agent.

“Reorganization Event” means any of the following transactions, but in all cases shall not include a spin-off transaction:

(i) any reorganization, consolidation, merger, share exchange, statutory exchange, tender or exchange offer or other similar business combination involving the Corporation and another Person, in each case, pursuant to which the Common Stock will be converted into, or exchanged for, cash, securities or other property of the Corporation or another Person;

(ii) any reclassification, recapitalization or reorganization of the Common Stock into securities other than the Common Stock; or

(iii) any direct or indirect sale, assignment, conveyance, transfer, lease or other disposition (including in connection with any Liquidation and including by division) by the Corporation of all or substantially all of its assets or business, in each case under this clause (iii), pursuant to which the Common Stock will be converted into cash, securities or other property.

“Requisite Stockholder Approval” means the affirmative vote of a majority of the votes cast at a regular or special meeting of the stockholders of the Corporation (at which a quorum is present), in accordance with the NYSE listing rules for the approval of the conversion and the voting of Excess Conversion Shares as provided for in this Certificate without limitation.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Securities” has the meaning set forth in Section 2.

“Stockholder Voting Power” means the aggregate number of shares of Voting Stock of the Corporation (on an as-converted to Common Stock basis), with the calculation of such aggregate number of shares of Voting Stock being conclusively made for all purposes under this Certificate and the Certificate of Incorporation, absent manifest error, by the Corporation based on the Corporation’s review of the Register, the Corporation’s other books and records, each Holder’s public filings pursuant to Section 13 or Section 16 of the Exchange Act and any other written evidence reasonably satisfactory to the Corporation regarding any Holder’s beneficial ownership of any securities of the Corporation.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which (i) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more other Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). For the purposes hereof, the term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Trading Day” means a day on which the NYSE is open for the transaction of business.

“Transfer Restrictions” means, when and as applicable to such Transfer, the restrictions on Transfer (as defined in the Investment Agreement) set forth in Section 4.7 of the Investment Agreement.

“Triggering Event” means: (i) the Corporation’s failure to pay any Participating Dividends when required pursuant to, and in accordance with, Section 4(a)(i) or to pay (or accrue and compound, as applicable) Preferred Dividends on each Preferred Dividend Payment Date pursuant to, and in accordance with, Section 4(a)(ii) and Section 4(a)(iii); (ii) the Corporation’s failure to comply with its obligations to effect the conversion of shares of Preferred Stock (including to reserve and keep available for issuance the requisite number of shares of Common Stock and Preferred Stock) in compliance with Section 6 giving effect to the last sentence of Section 6(a)(i)(B), (iii) the Corporation’s violation of any restrictions set forth in this Certificate relating to payment of dividends or distributions to the holders of Common Stock or other Capital Stock, (iv) the Corporation taking any action described in Section 11(b) without the prior Majority Vote, (v) the Corporation’s failure to maintain the listing of the Common Stock on an Acceptable Exchange (or, in the case of any Exchange Property in connection with any Reorganization Event (other than a Reorganization Event that (i) constitutes a Change of Control and (ii) results in the equity securities of the Corporation (or any successor thereto) being exchanged or, in the case of the Preferred Stock, redeemed for cash), such applicable Exchange Property) or (vi) if, at any time of determination, the exercise of any Conversion Option or Conversion Right (whether or not actually exercised) with respect to all shares of Preferred Stock would result in the issuance of Additional Excess Conversion Shares.

“Voting Stock” means (a) with respect to the Corporation, the Common Stock, the Preferred Stock and any other Capital Stock of the Corporation having the right to vote generally in any election of directors of the Board of Directors and (b) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) the word “including” shall be deemed to be followed by the words “without limitation”;

(iii) references to “$” or “dollars” means the lawful coin or currency the United States of America;

(iv) the phrase “to the extent” means the degree to which something extends (and not “if”); and

(v) references to “Section” are references to Sections of this Certificate.

Section 4. Dividends.

(a) Holders of the issued and outstanding shares of Preferred Stock shall be entitled to receive dividends on the terms described below:

(i) Holders of shares of Preferred Stock shall be entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the shares of Common Stock (other than dividends paid in the form of Common Stock, Convertible Securities or Options with respect to which adjustments to the Conversion Price shall be made in accordance with this Certificate) as if immediately prior to each Common Stock Dividend Record Date, all shares of Preferred Stock then outstanding were converted into shares of Common Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). Dividends payable pursuant to this Section 4(a)(i) (the “Participating Dividends”) shall be payable on the same date that such dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by this Section 4(a)(i) are paid at the same time to the Holders of the Preferred Stock.

(ii) In addition to any dividends pursuant to Section 4(a)(i), dividends on each share of Preferred Stock shall accrue and accumulate on a daily basis, whether or not declared and whether or not the Corporation has funds legally available for the payment of such dividends, at the Dividend Rate multiplied by the Accumulated Amount on such share from and after the Issuance Date of such share until the redemption, conversion or other cancellation thereof (the “Preferred Dividends”). At the election of the Corporation with respect to each Preferred Dividend Payment Date, all Preferred Dividends accrued on a share of Preferred Stock since the immediately preceding Preferred Dividend Payment Date (as determined in accordance with the remaining provisions of this clause (ii) and clause (iii) below) shall either (x) if, as and when so authorized and declared by the Board of Directors, be paid in cash to the holder thereof on such Preferred Dividend Payment Date (any Preferred Dividend or portion of a Preferred Dividend paid in such manner, a “Cash Dividend”), or (y) to the extent not so paid in cash in accordance with the foregoing clause (x) automatically become Compounded Dividends and added to the Accumulated Amount for such share as of such Preferred Dividend Payment Date. The amount of Preferred Dividends accruing with respect to any share of Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Payment Period in which such day falls; provided, however, that if during any Payment Period the Dividend Rate is increased, then after the date of such increase the amount of Preferred Dividends accruing with respect to any share of Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such increased Dividend Rate) by (y) the actual number of days in such Payment Period. The amount of Preferred Dividends payable with respect to any share of Preferred Stock for any Payment Period shall equal the sum of the daily Preferred Dividends amounts calculated in accordance with the prior sentence of this Section 4(a)(ii) with respect to such share during such Payment Period. Preferred Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(iii) Any election by the Corporation to pay a Cash Dividend with respect to any Payment Period shall be applied consistently to all Preferred Dividends paid to all Holders with respect to such Payment Period. For the avoidance of doubt, it is understood that no Preferred Dividends may be declared and paid in securities or otherwise “in kind.”

(iv) Each Participating Dividend or Preferred Dividend shall be paid pro rata to the Holders of shares of Preferred Stock entitled thereto based on the ownership of such Preferred Stock. Each Participating Dividend or Preferred Dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the record date designated by the Board of Directors for such dividends (each such date, a “Dividend Payment Record Date”), which (i) with respect to Participating Dividends, shall be the same day as the record date for the payment of dividends to the holders of shares of Common Stock (the “Common Stock Dividend Record Date”), and (ii) with respect to Preferred Dividends, shall be not more than thirty (30) days nor less than ten (10) days preceding the applicable Preferred Dividend Payment Date.

(b) Upon the occurrence of a Triggering Event, the Dividend Rate shall increase to the Noncompliance Additional Rate from and including the date on which the Triggering Event shall occur and be continuing through but excluding the date on which all then occurring Triggering Events are no longer continuing. The Dividend Rate shall not be increased further pursuant to this Section 4(b) for a subsequent Triggering Event occurring while the Noncompliance Additional Rate is in effect pursuant to this Section 4(b).

(c) At any time during which a Triggering Event shall occur and be continuing, without the consent of the Holders by Majority Vote, no dividends shall be declared or paid or set apart for payment, or other distributions declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except, subject to and in accordance with the provisions of Section 6 hereof, by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) (other than repurchases of shares of Common Stock from applicable employees, officers or directors of the Corporation, in the ordinary course of business, following such employees’, officers’ and directors’ termination of employment or engagement with the Corporation and its Subsidiaries). Without limiting the foregoing, without the consent of the Holders by Majority Vote, the Corporation shall not (i) declare, pay or set aside for payment any dividends or distributions upon any Junior Securities or (ii) repurchase, redeem or otherwise acquire any Junior Securities (other than repurchases of shares of Common Stock from employees, officers or directors of the Corporation in the ordinary course of business) for any consideration or pay any moneys or make available for a sinking fund for the redemption of any shares of such Junior Securities, unless, in each case, the Corporation, in its good faith judgment, reasonably determines that (A) immediately before and after the taking of such action, the fair value of the Corporation’s assets would exceed the sum of its debts (including, for this purpose, the aggregate Accumulated Amount and the aggregate Interim Accrued Dividends of the Preferred Stock), (B) immediately after the taking of such action, the Corporation would be able to pay all of its debts (including, for this purpose, the aggregate Accumulated Amount and the aggregate Interim Accrued Dividends of the Preferred Stock) as they are reasonably expected to come due and (C) such action is otherwise in compliance with applicable Law.

Section 5. Liquidation Rights.

(a) In the event of any Liquidation, each Holder shall be entitled to receive liquidating distributions out of the assets of the Corporation, before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities, including the Common Stock, for such Holder’s shares of Preferred Stock in an amount equal to the greater of (i) the sum of (A) the aggregate Accumulated Amount and (B) the aggregate Interim Accrued Dividends of such shares as of the date of the Liquidation and (ii) the amount such Holder would have received had such shares of Preferred Stock, immediately prior to such Liquidation, been converted into shares of Common Stock (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) pursuant to Section 6, without regard to any of the limitations on conversion or convertibility contained therein; provided that, any such distributions or payments shall be made solely to the extent of funds legally available for distribution to its stockholders.

(b) In the event the assets of the Corporation available for distribution to stockholders upon a Liquidation shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of Preferred Stock pursuant to Section 5(a), such assets, or the proceeds thereof, shall be distributed among the Holders ratably in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation.

(c) Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets, capital stock or business of the Corporation (other than in connection with the liquidation, dissolution or winding up of the

Corporation) nor the merger, consolidation, share exchange, statutory exchange or any other business combination transaction of the Corporation into or with any other Person shall by itself be deemed to be a Liquidation for purposes of this Section 5.

Section 6. Conversion.

(a) Conversion of Preferred Stock.

(i) Subject to and in accordance with the provisions of this Section 6, shares of Preferred Stock may be converted into shares of Common Stock as follows:

(A) If (a) at any time after the Original Issuance Date, the Common Stock Trading Price exceeds 200% of the then applicable Conversion Price for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (such period, the “Conversion Option Measurement Period”) and (b) the Corporation, at its option, delivers a written notice of conversion to the Holders of the Preferred Stock within 10 Business Days following the conclusion of the applicable Conversion Option Measurement Period, then each share of Preferred Stock outstanding shall be converted (the “Conversion Option”), as of the date of such notice (the “Conversion Option Date”), into such number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Accumulated Amount and (2) the Interim Accrued Dividends on such share as of the Conversion Option Date, divided by (B) the Conversion Price of such share in effect as of the Conversion Option Date; provided that the Corporation shall not be entitled to exercise the Conversion Option unless as of the Conversion Option Date all of the Common Stock Liquidity Conditions are satisfied; provided further that if any shares of Common Stock issuable in connection with any Conversion Option would constitute Excess Conversion Shares, the Corporation may not exercise the Conversion Option with respect to such Excess Conversion Shares which shall remain outstanding and shall remain subject to the rights and limitations set forth herein. The election by the Corporation not to exercise the Conversion Option with respect to any Conversion Option Measurement Period shall not limit the right of the Corporation to make such an election with respect to any subsequent Conversion Option Measurement Period.

(B) Subject to the last sentence of this Section 6(a)(i)(B), each Holder of shares of Preferred Stock shall have the right (the “Conversion Right”), at any time and from time to time, at such Holder’s option, to convert all or any portion of such Holder’s shares of Preferred Stock into fully paid and non-assessable shares of Common Stock. Upon a Holder’s election to exercise its Conversion Right, each share of Preferred Stock for which the Conversion Right is exercised shall be converted into such number of shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) equal to the quotient of (A) the sum of (1) the Accumulated Amount and (2) the Interim Accrued Dividends on such share as of the Conversion Date, divided by (B) the Conversion Price of such share in effect at the time of conversion. Notwithstanding anything to the contrary contained in this Certificate, prior to the Requisite Stockholder Approval and without limiting any subsequent ability to convert such Preferred Stock to the extent such subsequent conversion would not result in the issuance of Excess Conversion Shares, in no event shall the number of shares of Preferred Stock converted pursuant to this Section 6(a)(i)(B) result in the issuance of any Excess Conversion Shares at such time.

(ii) No fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock subject to conversion is held by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the sum of (A) the aggregate Accumulated Amount and (B) the aggregate Interim Accrued Dividends as of the Conversion Date on all shares of Preferred Stock so subject. If the conversion of any share or shares of Preferred Stock results in a fractional share of Common Stock issuable after application of the immediately preceding sentence, the Corporation shall pay a cash amount in lieu of issuing such fractional share in an amount equal to the value of such fractional interest multiplied by the Market Price of a share of Common Stock on the Trading Day immediately prior to the Conversion Date.

(iii) The Corporation will at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting conversions of the Preferred Stock into shares of Common Stock, a number of shares of Common Stock equal to 110% of the number of shares of Common Stock issuable upon conversion of all then outstanding shares of Preferred Stock (including any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)). The Corporation shall take all action permitted by Law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to amend the Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock, if at any time there shall be insufficient authorized and unissued shares of Common Stock to permit such reservation. The Corporation covenants that the Preferred Stock and all Common Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable and will not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation. The Corporation further covenants that the Corporation shall, at its sole expense, cause to be authorized for listing or quotation on the NYSE, all Common Stock issuable upon conversion of the Preferred Stock, subject to official notice of issuance. The Corporation will use its reasonable best efforts to ensure that such Common Stock may be issued without violation of any applicable Law. Notwithstanding anything set forth herein to the contrary, the Corporation shall have no obligation to seek or obtain the Requisite Stockholder Approval except as expressly contemplated by Section 4.9 of the Investment Agreement.

(b) Mechanics of Conversion.

(i) If the Corporation exercises the Conversion Option and delivers notice thereof in accordance with Section 6(a)(i)(A), the Corporation shall promptly following the Conversion Option Date update or cause to be updated the Register, effective as of the Conversion Option Date, to reflect the shares of Common Stock held by such Holders as a result of the Conversion Option and shall comply with clause (b) of Common Stock Liquidity Conditions.

(ii) The Conversion Right of a Holder of Preferred Stock pursuant to Section 6(a)(i)(B) shall be exercised by the Holder by delivering written notice to the Corporation that the Holder elects to convert all or a portion of the shares of Preferred Stock held by such Holder (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which shares of Common Stock are to be issued and (if so required by the Corporation or the Corporation’s transfer agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the transfer agent, as applicable, duly executed by the Holder or its legal representative. As promptly as practicable after the receipt of the Conversion Notice, and the payment of required taxes or duties pursuant to Section 14(a), if applicable, and in no event later than three Trading Days thereafter, the Corporation shall update or cause to be updated the Register to reflect the shares of Common Stock held by such Holder as a result of such conversion and shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 6(a)(ii).

(iii) The conversion of any share of Preferred Stock shall be deemed to have been made (i) in connection with any Conversion Option, at the close of business on the Conversion Option Date, and (ii) in connection with any exercise of the Conversion Right, at the close of business on the date of giving the Conversion Notice or, if later, the payment of required taxes or duties pursuant to Section 14(a), if applicable (the “Conversion Date”). Until the Conversion Date with respect to any share of Preferred Stock has occurred, such share of Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and participate in Participating Dividends pursuant to Section 4 and (B) entitle the Holder thereof to the voting rights provided in Section 11; provided, however, that any such shares that are redeemed pursuant to Section 10 shall not be entitled to be converted. Without limiting the generality of the foregoing, if any Common Stock otherwise issuable upon the proposed conversion of any Preferred Stock would result in the conversion of Excess Conversion Shares, then the Corporation’s obligation to deliver such consideration will not be extinguished, and the Corporation will deliver such consideration (and the relevant shares of Preferred Stock shall be deemed converted) as soon as reasonably practicable after such delivery will not result in the issuance of Excess Conversion Shares. Without limiting the foregoing, to the extent not reasonably ascertainable from public filings of the Corporation or the Holder or its Affiliates, the Holder shall provide reasonably prompt written notice to the Corporation upon Holder’s determination that issuance of such Common Stock will no longer result in the conversion of Excess Conversion Shares. If any Holder requests conversion of Preferred Stock that would result in the issuance of Excess Conversion Shares, the Corporation shall remain obligated to issue on the Conversion Date all shares of Common Stock that do not constitute Excess Conversion Shares.

(c) Corporation’s Obligations to Issue Common Stock. Subject to Section 6(a)(i)(A), the last sentence of Section 6(a)(i)(B) and the compliance with the terms and conditions of this Certificate applicable to the conversion of Preferred Stock, the Corporation’s obligations to issue and deliver shares of Common Stock upon conversion of shares of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of Law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock.

Section 7. Reorganization Events.

(a) Treatment of Preferred Stock Upon a Reorganization Event. Subject to applicable Law, upon the occurrence of any Reorganization Event, (i) if the Corporation is the surviving company in such Reorganization Event, each share of Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding following such Reorganization Event (or be exchanged for an equivalent share of another class or series of preferred stock having rights, powers and preferences, and the qualifications, limitations and restrictions substantially identical to those set forth herein); provided, that (x) each share of Preferred Stock or any such replacement preferred stock as applicable shall become convertible into the kind and amount of securities, cash and other property that the Holder of such share of Preferred Stock (other than the counterparty to the Reorganization Event or an Affiliate of such other party) would have received in such Reorganization Event had such share of Preferred Stock, immediately prior to such Reorganization Event, been converted into the applicable number of shares of Common Stock using the Conversion Price immediately prior to such Reorganization Event (including in respect of any Excess Conversion Shares and disregarding for this purpose the last sentence of Section 6(a)(i)(B)) (such securities, cash and other property, the “Exchange Property”), without interest on such Exchange Property, and (y) appropriate adjustments shall be made to the conversion provisions set forth in Section 6 and the adjustment to conversion price provisions set forth in Section 9 and the other provisions of this Certificate as determined reasonably and in good faith by the Board of Directors to place the Holders (whether with respect to the Preferred Stock or any such replacement preferred stock as applicable) in as nearly as equal of a position as possible with respect to such matters following such Reorganization Event as compared to immediately prior to such Reorganization Event, or (ii) if the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, each share of Preferred Stock outstanding immediately prior to such Reorganization Event shall be converted or exchanged into a security of the Person surviving such Reorganization Event or such other continuing parent entity in such Reorganization Event having rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as nearly equal as possible to those provided herein (with such adjustments as are appropriate to place the Holders in as nearly as equal of a position as possible following such Reorganization Event as compared to immediately prior to such Reorganization Event).

(b) Form of Consideration. In the event that shares of Preferred Stock become convertible into Exchange Property in connection with a Reorganization Event and the holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Exchange Property shall be based on the types and amounts of consideration available for election by the holders of Common Stock and the holders of Preferred Stock shall be entitled to the same election on as nearly equal as possible terms applicable to the Common Stock; provided, however, that, to the extent the applicable transaction agreement provides for adjustments or limitations to such elected types and amounts of consideration that are generally applicable to holders of Common Stock making such elections, the Exchange Property will be subject to such adjustments and limitations.

(c) Successive Reorganization Events. The provisions of this Section 7 shall similarly apply to successive Reorganization Events.

(d) Notice of Reorganization Events. The Corporation (or any successor) shall, no later than 10 days following the execution of definitive agreements in respect of any Reorganization Event, provide written notice thereof to the Holders and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property, and any available election with respect to the Exchange Property that may be made. Failure to deliver such notice shall not affect the operation of this Section 7 except to the extent such failure prejudices the Holders.

(e) Requirements of Reorganization Events. The Corporation shall not, without consent of the Holders acting by Majority Vote, enter into any agreement for, or consummate, any transaction or series of transactions constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 7, (ii) to the extent that the Corporation is not the surviving company in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Preferred Stock into a security of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event, (iii) if the primary Exchange Property in any Reorganization Event consists of securities, such Exchange Property (and only such Exchange Property) shall be listed (or, as applicable, be convertible into securities listed) on an Acceptable Exchange and (iv) the issuer(s) of the Preferred Stock or any replacement preferred stock contemplated by Section 7(a) of this Certificate owns after such Reorganization Event, directly or indirectly, a substantial portion the assets of the Corporation immediately preceding such Reorganization Event (and, if applicable, immediately preceding the first of the series of related transactions that included the Reorganization Event) (the “Pre-Reorg Assets”) and cash or other consideration in lieu thereof with respect to the Pre-Org Assets not so owned thereof.

(f) Change of Control. For the sake of clarity, if a Reorganization Event constitutes a Change of Control and the Corporation has delivered a COC Redemption Notice, then Section 10(b) shall take precedence over this Section 7 to the extent there is any inconsistency between such sections.

Section 8. [Reserved].

Section 9. Adjustments to Conversion Price.

(a) Adjustments to Conversion Price. Except as provided in Section 9(d), the Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation declares a dividend or makes a distribution on the Common Stock payable in shares of Common Stock, then the Conversion Price in effect at the opening of business on the Ex-Date for such dividend or distribution shall be adjusted to the price determined by multiplying the Conversion Price at the opening of business on such Ex-Date by the following fraction:

OS0

OS1

where,

OS0 = the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding at the close of business on the Business Day immediately preceding the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

If any dividend or distribution described in this Section 9(a)(i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date and time the Board of Directors determines not to make such dividend or distribution, to such Conversion Price that would exist had such adjustment not been made.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Corporation subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0

OS1

where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

If the Conversion Price is adjusted in connection with any subdivision, split or combination described in this Section 9(a)(ii) but the outstanding shares of Common Stock are, for any reason, not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would exist had such adjustment not been made.

(iii) Other Distributions.

(A) If the Corporation distributes to all holders of shares of Common Stock any Convertible Securities or Options or any other assets for which there is no corresponding distribution in respect of the Preferred Stock pursuant to Section 4(a)(i) (other than pursuant to (x) a “spin-off”, whereupon the Conversion Price will be equitably adjusted to allocate the economic value associated with the Preferred Stock as between the Corporation and the entity that is “spun-off” , or (y) a rights plan which is subject to Section 9(a)(v) below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution shall be adjusted to the price determined by multiplying the Conversion Price in effect immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 – FMV

SP0

where,

SP0 = the Market Price of a share of Common Stock on the date immediately prior to the Ex-Date for such distribution.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on the Ex-Date for such distribution, in the case of a non-cash distribution or with respect to the non-cash portion of a distribution, if any, as determined (i) by the good faith determination of the Board of Directors or (ii) if, within five Business Days following notice from the Corporation of the value determined by the Board of Directors pursuant to clause (i), the Holders of a majority of the outstanding shares of Preferred Stock object in good faith to such determination, then the fair market value will be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) is reasonably acceptable to the Holders acting by Majority Vote; provided, that such value, whether determined pursuant to the foregoing clause (i) or (ii), shall not for the purposes hereof in any event be equal to or greater than the Market Price of a share of Common Stock on such date.

In the event that such distribution described in this Section 9(a)(iii) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(iv) Certain Repurchases of Common Stock. If the Corporation effects a Pro Rata Repurchase of Common Stock that involves the payment by the Corporation of consideration per share of Common Stock that exceeds the Market Price of a share of Common Stock on the Effective Date of such Pro Rata Repurchase; provided that if part or all of the consideration is not cash, the fair market value of the non-cash consideration shall be determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by the Holders by Majority Vote, then the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase shall be adjusted (such adjustment to become effective immediately prior to the opening of business on the day following the Effective Date of such Pro Rata Repurchase) by multiplying the Conversion Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the following fraction:

(OS0 x SP0) – AC

SP0 x OS1

Where,

SP0 = the Market Price of a share of Common Stock on the Trading Day immediately preceding the first public announcement of the intent to effect such Pro Rata Repurchase.

OS0 = the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered and not withdrawn or exchanged shares.

OS1= the number of shares of Common Stock outstanding at the Effective Date of such Pro Rata Repurchase, including, if applicable, any shares validly tendered or exchanged and not withdrawn, minus the number of shares purchased in such Pro Rata Repurchase (which shares shall equal the Purchased Shares (as defined below) if such Pro Rata Repurchase is effected pursuant to a tender offer or exchange offer).

AC = the aggregate cash and fair market value of the other consideration payable in such Pro Rata Repurchase, and in the case of non-cash consideration, as determined by a nationally recognized independent investment banking firm that has for this purpose (x) been selected by the Board of Directors, and (y) been consented to by Holders by Majority Vote, based, in the case of a tender offer or exchange offer, on the number of shares actually accepted for purchase (the “Purchased Shares”).

In the event that Conversion Price is adjusted in connection with any Pro Rata Repurchase described in this Section 9(a)(iv) and such Pro Rata Repurchase is not, for any reason, consummated, the Conversion Price shall be readjusted, effective as of the date the Board of Directors determines such Pro Rata Repurchase, to such Conversion Price that would exist had such adjustment not been made.

In the event that the Corporation, or one of its Affiliates, is obligated to purchase shares of Common Stock pursuant to any such Pro Rata Repurchase, but the Corporation, or such Affiliate, is permanently prevented by applicable Law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such Pro Rata Repurchase had not been made.

(v) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Preferred Stock into Common Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case (and only in such case) the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common Stock in an issuance triggering an adjustment pursuant to Section 9(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) Other Adjustments.

(i) The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 9, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes.

(ii) If the Corporation takes any action affecting the Common Stock, other than an action described in Section 9(a), which upon a determination by the Board of Directors, in its good faith discretion (such determination intended to be a “fact” for purposes of Section 151(a) of the DGCL), would materially adversely affect the conversion rights of the Holders of shares of Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by Law, in such manner, if any, and at such time, as the Board of Directors determines in good faith to be equitable in the circumstances.

(c) Successive Adjustments. Successive adjustments in the Conversion Price shall be made, without duplication, whenever any event specified in Section 9(a) or Section 9(b) shall occur.

(d) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth (1/10th) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 9(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that on any Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(e) Statement Regarding Adjustments; Notices. Whenever the Conversion Price is to be adjusted in accordance with one or more of Section 9(a) or Section 9(b), the Corporation shall: (i) compute the Conversion Price in accordance with Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d); (ii) (x) in the event that the Corporation shall give notice or make a public announcement to the holders of Common Stock of any action of the type described in Section 9(a) (but only if the action of the type described in Section 9(a) would result in an adjustment to the Conversion Price or a change in the type of securities or property to be delivered upon conversion of the Preferred Stock), the Corporation shall, at the time of such notice or announcement, and in the case of any action which would require the fixing of a record date, at least ten (10) days prior to such record date, give notice to each Holder by mail, first class postage prepaid, at the address appearing in the Register, which notice shall specify the record date, if any, with respect to any such action, the approximate date on which such action is to take place and the facts with respect to such action as shall be reasonably necessary to indicate the effect on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon conversion or redemption of the Preferred Stock or (y) in the event that the Corporation does not give notice or make a public announcement as set forth in subclause (x) of this clause (ii), the Corporation shall, as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to one or more of Section 9(a) or Section 9(b), taking into account the one cent threshold set forth in Section 9(d) (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event, in the same manner and with the same detail as the notice set forth in subclause (x) of this clause (ii); and (iii) whenever the Conversion Price shall be adjusted pursuant to one or more of Section 9(a) or Section 9(b), the Corporation shall, as soon as practicable following the determination of the revised Conversion Price, (x) file at the principal office of the Corporation, a statement showing in reasonable detail the facts requiring such adjustment, the Conversion Price that shall be in effect after such adjustment and the method by which the adjustment to the Conversion Price was determined and (y) cause a copy of such statement to be sent in the manner set forth in subclause (x) of clause (ii) to each Holder.

(f) Certain Adjustment Rules. If an adjustment in the Conversion Price made hereunder would reduce the Conversion Price to an amount below par value of the Common Stock, then such adjustment in Conversion Price made hereunder shall reduce the Conversion Price to the par value of the Common Stock. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 9, the Corporation shall use its reasonable best efforts to take any and all actions which may be necessary, including obtaining regulatory, NYSE (or such exchange or automated quotation system on which the Common Stock is then listed) or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock issuable upon conversion of the Preferred Stock in compliance with the applicable listing standards of NYSE (or such exchange or automated quotation system on which the Common Stock is then listed).

Section 10. Redemption.

(a) Optional Redemption. Subject to and in accordance with the provisions of this Section 10, the Corporation shall have the right, at its option, at any time following the third anniversary of the Original Issuance Date to redeem (i) all or (ii) any portion of the shares of Preferred Stock then outstanding at a redemption price per share in cash (the “Optional Redemption Price”) equal to two times (2x) the sum of (A) the Accumulated Amount and (B) the Interim Accrued Dividends of each such share of Preferred Stock as of the date of such redemption; provided, that any Interim Accrued Dividends that have accrued since the most recent Preferred Dividend Payment Date shall instead be calculated at one times (1x) (not 2X) the amount of such current period Interim Accrued Dividends; provided, further, that any redemption under this Section 10 for less than all of the shares of Preferred Stock then outstanding must redeem sufficient shares of Preferred Stock such that the redemption will be treated as a payment in exchange for stock pursuant to Section 302(b) of the Code for United States federal income tax purposes (for the avoidance of doubt, taking into account any equity interests held in the Corporation by the Investor) and must not result in the Investor’s Beneficial Ownership of the Common Stock (on an as-converted to Common Stock basis) falling below three percent (3%) of the Common Stock then outstanding as of the Redemption Date (on an as-converted to Common Stock basis); provided, further, that the Corporation shall not be entitled to exercise its option to redeem pursuant to this Section 10(a) unless as of the Optional Redemption Date all of the Common Stock Liquidity Conditions are satisfied. The Corporation may exercise its right to require redemption under this Section 10 by sending a written notice to each Holder of Preferred Stock (the “Optional Redemption Notice”) specifying (x) the date on which the redemption shall occur (the “Optional Redemption Date”), which shall be a Business Day that is no earlier than 10 days and no later than 60 days from the date the Redemption Notice is sent and (y) the aggregate number of shares of Preferred Stock which are being redeemed pursuant to such redemption and the aggregate and per-share purchase price therefor. If fewer than all of the shares of Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders of Preferred Stock based on the total number of shares of Preferred Stock then held by such Holder relative to the total number of shares of Preferred Stock then outstanding.

(b) Redemption in Connection with a Change of Control. In the event of a Change of Control, the Corporation (or its successor in the Change of Control, or an Affiliate thereof) shall have the option, exercisable during the period beginning on the effective date of the Change of Control (the “Change of Control Effective Date”) and ending on the date that is 20 Business Days after the Change of Control Effective Date, to purchase all (but not less than all) of the shares of Preferred Stock then outstanding at a purchase price per share, payable in cash (the “COC Redemption Price” and together with the Optional Redemption Price, each (as applicable) the “Redemption Price”), equal to one hundred fifty percent (150%) of the sum of (A) the Accumulated Amount and (B) the Interim Accrued Dividends of each such share of Preferred Stock as of the date of such purchase (a “Change of Control Redemption”); provided, that any Interim Accrued Dividends that have accrued since the most recent Preferred Dividend Payment Date shall instead be calculated at 100% (not 150%) of the amount of such current period Interim Accrued Dividends. In order to exercise the Change of Control Redemption, the Corporation shall deliver written notice (a “COC Redemption Notice” and together with an Optional Redemption Notice, a “Redemption Notice”) to the Holders specifying that the Change of Control Redemption is being exercised, the number of shares of Preferred Stock to be acquired in connection therewith, the aggregate and per share purchase price therefor and the date which such redemption shall occur (the “COC Redemption Date” and together with the Optional Redemption Date, each (as applicable) a “Redemption Date”) on the Change of Control Effective Date; provided, further, that, as a condition to the Corporation’s exercise of its redemption option pursuant to this Section 10(b), the Corporation must provide written notice of the Change of Control to each Holder within 10 days following the execution of the definitive agreements with respect to such Change of Control.

(c)  Effectiveness of Redemption. Redemption pursuant to Section 10(a) or Section 10(b) shall become effective on the applicable Redemption Date and the aggregate Redemption Price for such redeemed shares shall be due and payable in cash to the record Holder of the shares of Preferred Stock being redeemed on such date. From and after the applicable Redemption Date, dividends and distributions will cease to accrue on such redeemed shares of Preferred Stock, such redeemed shares of Preferred Stock shall no longer be deemed outstanding and all rights of the Holders with respect to such redeemed shares of Preferred Stock will terminate, except the right to receive the aggregate Redemption Price for such redeemed shares of Preferred Stock held by each such Holder.

(d) Information. During the period between the delivery of the Optional Redemption Notice and the Optional Redemption Date, if requested by the Holder, the Corporation shall provide reasonable access to the books and records of the Corporation, and provide a reasonable opportunity for the Holder to meet with the executive officers of the Corporation for the purpose of assisting the Holder in evaluating whether to convert the Preferred Stock into Common Stock in lieu of the redemption of such Preferred; provided that in no event shall the Corporation be required to provide any information that would cause such information to no longer be subject to the attorney-client privilege (or a similar privilege) or where disclosure is prohibited by Law, but if any such disclosure is so limited, the Corporation shall cooperate with the Holder to determine a reasonable manner to allow for prompt disclosure of such information to the Holder.

(e) Contingencies. Any Redemption Notice or Conversion Notice may be delivered subject to contingencies set forth therein (which may include, for the avoidance of doubt, the actual consummation of a Change of Control) and may be revoked if any such contingencies are not satisfied or as otherwise set forth therein.

(f) Partial Redemption. If a portion, but less than all, of the shares of Preferred Stock held by any Holder are purchased in accordance with this Section 10 on any particular Redemption Date, the Corporation shall promptly thereafter reflect in the Register the remaining shares of Preferred Stock held by such Holder. Such shares of Preferred Stock shall remain subject to the terms of this Certificate, including with respect to the Corporation’s right to redeem such shares (including in connection with a subsequent Change of Control). The election of the Corporation not to redeem the Preferred Stock at any time or in connection with any Change of Control shall not limit the Corporations right to exercise a future redemption in accordance with the terms of this Certificate.

(g) Conversion. Notwithstanding anything to the contrary in this Section 10, each Holder of shares of Preferred Stock to be redeemed by the Corporation may elect to convert all or any portion of the shares of Preferred Stock held by such Holder into Common Stock in accordance with the provisions of Section 6 (taking into account the limitation in the last sentence of Section 6(a)(i)(B) and any contingencies contemplated by Section 10(e)) at any time prior to the Redemption Date, which election, for the avoidance of doubt, may be made subject to the same or similar contingencies to which any such redemption by the Corporation is made subject. Without limiting the generality of the foregoing, in the event that any such conversion is being effected in connection with, or as part of a Change of Control or any redemption by the Corporation in accordance with this Section 10 is otherwise made conditional on another event or happening (or the absence of any event or happening), the Holder may condition such conversion on the effectiveness of such Change of Control (or such earlier time as the consideration payable to holders of Common Stock in respect of such Change of Control is determined) or such other event or happening (or the absence of such event or happening), in which case such conversion shall be deemed effective as of immediately prior to any such redemption of such shares; provided that if such conversion in connection with any such redemption of the Preferred Stock would result in the issuance of any Excess Conversion Shares, such election to convert, solely with respect to such Excess Conversion Shares, shall be deemed an election by such Holder to (x) in the case of a Change of Control, receive, upon consummation of such Change of Control, an amount in cash equal to the aggregate amount such Holder would have received had all such Excess Conversion Shares converted into Common Stock and such Holder received in respect of the shares of Common Stock issuable upon such conversion (including for all purposes of this proviso Excess Conversion Shares and disregarding the limitation in the last sentence of Section 6(a)(i)(B)) the aggregate consideration payable to such holder in respect of all such shares of Common Stock so issuable upon conversion and (y) in connection with any redemption that is not a Change of Control Redemption, at the option of the Corporation, either (i) receive the greater of (A) the Redemption Price and (B) the Common Stock Trading Price on the last Trading Day preceding the Redemption Date multiplied by the Excess Conversion Shares into which Preferred Stock would have converted but for the limitation in the last sentence of Section 6(a)(i)(B) or (ii) continue to hold such Preferred Stock which would have converted into Common Stock but for the limitation in the last sentence of Section 6(a)(i)(B), with the Corporation having no right to redeem such Preferred Stock until the earlier of (I) a Change of Control (in which case, upon election to redeem by the Corporation, the foregoing clause (x) would apply) and (II) a time at which the conversion limitation in the last sentence of Section 6(a)(i)(B) would not be applicable to limit any conversion by the Holder of any such remaining shares of Preferred Stock.

Section 11. Voting Rights.

(a) General. The Holders of shares of Preferred Stock shall be entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Corporation, except as otherwise provided herein or as required by applicable Law, voting together with the holders of Common Stock as a single class. For such purposes, each Holder shall be entitled to a number of votes in respect of the shares of Preferred Stock owned of record by it equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted (taking into account the limitation in the last sentence of Section 6(a)(i)(B), applied ratably with respect to each outstanding share of Preferred Stock) as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. For the avoidance of doubt, the Holders of shares of Preferred Stock shall not be entitled to any voting rights in respect of any Excess Conversion Shares prior to the Requisite Stockholder Approval. The Holders of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and the By-laws as if they were holders of record of Common Stock for such meeting.

(b) Class Voting Rights. So long as any shares of Preferred Stock are outstanding, in addition to any other vote required by applicable Law, the Corporation may not take any of the following actions (including by means of merger, consolidation, division, reorganization, recapitalization or otherwise) without the prior approval of the Holders by Majority Vote (it being understood that this Section 11(b) shall not limit the ability of the Corporation to undertake a redemption or conversion of the Preferred Stock as provided for in this Certificate or to consummate a Change of Control or Reorganization Event that complies with the terms of this Certificate (including, without limitation, the provisions of this Section 11(b)):

(i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, this Certificate or the By-laws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Preferred Stock as to affect them adversely;

(ii) authorize, create, increase the authorized amount of, or issue any class or series of Senior Securities or Parity Securities, including any debt securities convertible by their terms into shares Senior Securities or Parity Securities;

(iii) redeem, repurchase or pay dividends on Junior Securities except as permitted in accordance with Section 4(c) of this Certificate;

(iv) increase or decrease the authorized number of shares of Preferred Stock (except for the cancellation and retirement of shares set forth in Section 14(c)) or issue additional shares of Preferred Stock;

(v) (1) amend, restate, supplement, modify or replace the Debt Financing Documents to include limitations on the ability of the Corporation to accrue Preferred Dividends as Compounded Dividends in accordance with Section 4(a) that are more restrictive in any material respect than those set forth in the Debt Financing Documents in effect as of the Original Issuance Date or (2) enter into any agreements or arrangements relating to indebtedness (a) containing provisions relating to the ability of the Corporation or its Subsidiaries to accrue Preferred Dividends as Compounded Dividends in accordance with Section 4(a) that are more restrictive in any material respect than those set forth in the Debt Financing Documents as of the Original Issuance Date (or subsequently amend, restate, supplement or otherwise modify any such agreements to include limitations on the ability of the Corporation to accrue Preferred Dividends as Compounded Dividends in accordance with Section 4(a) that are more restrictive in any material respect than those set forth in the Debt Financing Documents as of the Original Issuance Date); or

(vi) adopt any plan of Liquidation or file any voluntary petition for bankruptcy, receivership or any similar proceeding.

(c) The consent or votes required in Section 11(b) shall be in addition to any approval of stockholders of the Corporation which may be required by Law or pursuant to any provision of the Certificate of Incorporation or the By-laws. Each Holder of shares of Preferred Stock will have one vote per share on any matter on which Holders of shares of Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

Section 12. Board Designation and Other Rights.

(a) From and after the Original Issuance Date, and for as long as the Preferred Stock and Common Stock that is owned by the Purchaser Parties represents (i) at least ten percent (10%) of the outstanding shares of Common Stock, determined on an As-Converted Common Stock basis, the Purchaser shall be entitled to designate two (2) persons, who shall be Partners, Managing Directors, Advisors or Principals of the Purchaser, CD&R or any CD&R Affiliate and reasonably acceptable to the Corporation at the time of such designation, to serve on the Board of Directors (such individuals who are so reasonably acceptable to the Corporation, the “Purchaser Designees” and each a “Purchaser Designee”) and (ii) at least five percent (5%) (but less than the 10% contemplated in the foregoing clause (i)) of the outstanding shares of Common Stock, determined on an As-Converted Common Stock basis, the Purchaser shall be entitled to designate one (1) Purchaser Designee; provided, that, for purposes of calculating the percentage As-Converted Common Stock ownership for this Section 12, any Exempted Securities issued pursuant to clauses (1), (2) and (5) of the definition thereof shall be excluded and deemed not outstanding. At such time that the Purchaser is no longer entitled to designate one or both Purchaser Designees pursuant to the previous sentence, the Purchaser shall promptly cause one or both Purchaser Designees, as applicable, to offer to resign from the Board of Directors. The Purchaser Designees shall initially be Nathan Sleeper and John Stroup, each of whom has been determined to be reasonably acceptable to the Corporation. A person that is a Purchaser Designee shall remain and be regarded as a Purchaser Designee for purposes of this Certificate for the remainder of such person’s term on the Board of Directors or, if earlier, death or resignation. The Corporation’s obligations to have any Purchaser Designee appointed to the Board of Directors or nominate any Purchaser Designee for election as a director at any meeting of the Corporation’s stockholders pursuant to this Section 12, as applicable, shall in each case be subject to such Purchaser Designee’s satisfaction of all requirements regarding service as a director of the Corporation under applicable Law, stock exchange rules regarding service as a director of the Corporation, and the

Corporation’s corporate governance or other guidelines and director onboarding and membership requirements, in each case, that are generally applicable to all directors. The Purchaser Parties will cause each Purchaser Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Board of Directors may reasonably request to determine the Purchaser’s Designee’s eligibility and qualification to serve as a director of the Board of Directors and otherwise comply with the corporate governance or other guidelines and director onboarding and membership requirements of the Corporation that are generally applicable to all directors thereof.

(b) From and after the Original Issuance Date, subject to Section 12(a) of this Certificate, the Corporation shall take such actions as are reasonably necessary to cause the Purchaser Designees to be nominated as members of the Board of Directors and shall, subject to applicable Law and the exercise of the fiduciary duties of the Board of Directors, include in any proxy statement prepared, used, delivered or publicly filed by the Corporation to solicit the vote of its stockholders in connection with any meeting of stockholders of the Corporation the recommendation of the Board of Directors that stockholders of the Corporation vote in favor of the Purchaser Designees and solicit votes in favor of the election of the Purchaser Designees to Board of Directors consistent with the Corporation’s efforts to solicit votes in favor of the election of the Corporation’s other nominees to the Board of Directors.

(c) The Corporation, the Purchaser and each Purchaser Designee shall enter into a confidentiality and non-disclosure agreement on reasonably acceptable terms and which shall provide that a Purchaser Designee shall be permitted to disclose confidential or non-public information received by such Purchaser Designee in its capacity as a member of the Board of Directors to representatives of the Purchaser Parties on the terms and subject to reasonable conditions and limitations set forth therein.

(d) For so long as a Purchaser Designee is serving on the Board of Directors, (i) the Corporation shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Corporation of any trades in the Corporation’s securities) or similar guideline or policy with respect to the trading of securities of the Corporation that applies to any Purchaser Party (including a policy that limits, prohibits or restricts any Purchaser Party from entering into any hedging or derivative arrangements), in each case other than with respect to any CD&R Person or Purchaser Designee solely in his or her individual capacity, except as provided herein, (ii) any share ownership requirement for any Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities owned by any Purchaser Party and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on any Purchaser Party’s transfers of securities pursuant to the Registration Rights Agreement or otherwise, subject to compliance with applicable securities Laws, (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any Purchaser Designee receiving compensation from any Purchaser Party and (iv) no Purchaser Designee shall be excluded or required to recuse himself or herself from any meetings or materials of the Board of Directors as a result of or in connection with his or her affiliation with the CD&R Group or the CD&R Group’s ownership of any Preferred Stock or Common Stock except in connection with a transaction with, or dispute involving, the Purchaser or any other member of the CD&R Group, and, in each case of the foregoing clauses (i), (ii), (iii)

and (iv), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 12 shall not apply to the extent inconsistent with this Section 12 (but shall otherwise be applicable to the Purchaser Designee).

(e) To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, including the confidentiality provisions set forth in the Investment Agreement, to the extent in compliance with applicable Law, the Corporation agrees that any Purchaser Designee, any member of the CD&R Group and any CD&R Affiliate or any portfolio company thereof (collectively, “Covered Persons”) may, and none of the foregoing shall have any duty not to, (i) invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its Affiliates, and/or (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by the DGCL, to the extent in compliance with applicable Law, the Corporation renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. Except as set forth below, the Corporation agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person and (y) the Corporation or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation or its Subsidiaries. To the fullest extent permitted by the DGCL, the Corporation hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge and waives any claim against each Covered Person that such Covered Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Corporation, in each case, except for any corporate opportunity which is expressly offered to a Covered Person in his or her capacity as a member of the Board of Directors, it being understood that any such corporate opportunity shall belong to the Corporation.

(f) The provisions of this Section 12 shall survive the repurchase, redemption, conversion and cancellation of the Preferred Stock; provided that from and after the time that no shares of Preferred Stock are outstanding, this Section 12 may be amended, modified or waived with the prior written consent of CD&R. Each of the Purchaser, the Purchaser Parties, the Purchaser Designees and the other Covered Persons are express third party beneficiaries of the applicable portions of this Section 12 referencing such Persons.

Section 13. Transfers and Transfer Agent. The Corporation shall appoint a transfer agent of recognized standing with respect to the Preferred Stock (which may be the same transfer agent with respect to the Common Stock) and may remove such transfer agent in accordance with the agreement between the Corporation and such transfer agent; provided that the Corporation shall appoint a successor transfer agent of recognized standing who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice to the Holders. When a Holder requests to register the transfer of shares of Preferred Stock, provided that such transfer is not in violation of the Transfer Restrictions, the Corporation or the Corporation’s transfer agent, as applicable, shall register the transfer as requested if its reasonable requirements for such transaction are met. Any transfer made not in compliance with the forgoing shall be disregarded and deemed void.

Section 14. Miscellaneous.

(a) Taxes. The issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities issued on account of Preferred Stock pursuant hereto, or certificates representing such shares or securities, shall be made without charge to the Holder for such shares or certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, including any share transfer, documentary, stamp or similar tax; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Preferred Stock with respect to which such shares or other securities were issued, delivered or registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and the transferee or payee, as the case may be, shall pay or bear the cost of any such tax, and the Corporation shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable. Without limiting Section 4.6(c) of the Investment Agreement, all payments and distributions (or deemed distributions) on the shares of Preferred Stock (and any share of Common Stock issued upon the conversion of any share of Preferred Stock) shall be subject to withholding and backup withholding of taxes to the extent required by applicable Law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

(b) Good Faith. The Corporation shall not, by amendment of the Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets, or otherwise, take any action the primary purpose of which is to avoid the observance or performance of any of the terms of this Certificate.

(c) Status of Shares. Shares of Preferred Stock which have been converted, redeemed, repurchased or otherwise cancelled shall be retired and, following the filing of any certificate required by the DGCL, have the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more, subject to and in accordance with the provisions of Section 11, designated as part of a particular series of Preferred Stock by the Board of Directors.

(d) Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, addressed: (i) if to the Corporation, to its office at 16100 N.

71st Street, Suite 550, Scottsdale, Arizona 85254, Attention: General Counsel (Jeannine.lane@resideo.com), with a copy (which may be delivered by email but in all cases shall not constitute notice) to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 attn: Russell Leaf, Esq. and Jared Fertman, Esq. (rleaf@willkie.com; jfertman@willkie.com), or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.

(e) Waiver and Modifications. Subject to Section 12(f), the powers (including voting powers), if any, of the Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Preferred Stock may be waived or modified as to all shares of Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the Holders acting by Majority Vote.

(f) Severability. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of Law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(g) Other Rights. Except as expressly provided in any agreement between a Holder and the Corporation, the shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable Law.

(h) Headings. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(i) Facts Ascertainable. When the terms of this Certificate refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Corporation shall maintain a copy of such agreement or document at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any Holder who makes a written demand therefore.

(j) Effectiveness. This Certificate shall become effective upon the filing thereof with the Secretary of State of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this 14th day of June, 2024.

RESIDEO TECHNOLOGIES, INC.

By:
Name:	John Heskett
Title:	VP, Corporate Development and Treasurer

[Signature Page to the Certificate of Designations]